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                                                                     EXHIBIT 3.7

                           ARTICLES OF INCORPORATION

                                      OF

                        FD ENVIRONMENTAL SERVICES, INC.

                                       I

The name of this corporation is FD ENVIRONMENTAL SERVICES, INC.

                                      II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

The name and address in the State of California of this corporation's initial agent for service of process is: N.A. Peterson, 3333 Michelson Drive, Irvine, California 92730.

                                      IV

This corporation is authorized to issue only one class of share of stock, without par value, and the total number of shares which this corporation is authorized to issue is 1,000.

                                       V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI

The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

Dated:  May 4, 1990

                                  /s/ S. Schall Watts
                                -----------------------------------
                                S. Schall Watts
                                Sole Incorporator
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                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                        FD ENVIRONMENTAL SERVICES, INC.

G.C. HEDEMANN and T.J. YOUNG certify that:

      1. They are the Vice President and Assistant Secretary, respectively, of FD Environmental Services, Inc.

      2.  Article I of the Articles of Incorporation of this corporation is
                  -
          amended to read as follows:

          "The name of the corporation (hereinafter the "corporation") is FLUOR DANIEL ENVIRONMENTAL SERVICES, INC."

      3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

      4. The foregoing amendment of articles of incorporation was adopted by resolution of the sole shareholder of this corporation on July 12, 1990, which resolution is identical in form to the resolution as set forth above in paragraph 2. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  July 12, 1990

                                  /s/ G. C. Hedemann
                                -----------------------------------------
                                  G. C. Hedemann

                                  /s/ T. J. Young
                                -----------------------------------------
                                  T. J. Young, Assistant Secretary
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                              AGREEMENT OF MERGER

                                      OF

                          GTI ACQUISITION CORPORATION

                                      AND

                   FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

     This Agreement of Merger is entered into as of this 10th day of May, 1996, among GTI Acquisition Corporation, a California corporation (the "Merger Corporation"), Fluor Daniel Environmental Services, Inc., a California corporation (the "Surviving Corporation") and Fluor Daniel GTI, Inc., a Delaware corporation (formerly Groundwater Technology, Inc., and herein the "Parent").

     1A. Merging Corporation is a California corporation that was organized on December 8, 1995 and has 1,000 shares of Common Stock outstanding, all of which are owned by Parent.

     1B. Surviving Corporation is a California corporation that was organized on May 9, 1990 and has 1,000 shares of capital stock outstanding.

     1C. Parent is a Delaware corporation that was initially organized on October 28, 1975 under the name "Oil Recovery Systems, Inc.," which owns 100% of the outstanding shares of Merging Corporation.

     2. Merging Corporation shall be merged with and into Surviving Corporation (the "Merger").

     3. Upon the Merger, each outstanding share of Merging Corporation shall be converted into one share of common stock of Surviving Corporation.

     4. Upon the Merger, each outstanding share of Surviving Corporation shall be converted into 4,400 shares of Parent Common Stock.

     5. The Articles of Incorporation of Surviving Corporation are not amended by the Merger.

     6. The conversion of shares as provided by this Agreement shall occur automatically upon the effective time of the Merger without action by the holders thereof. Upon or after the Merger, holder of shares of Surviving Corporation shall surrender its shares to Parent and shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock into which its shares of Surviving Corporation shall have been converted as aforesaid. Upon or after the Merger the holder of shares of the Merging Corporation shall surrender its shares to Surviving Corporation and shall be entitled to receive in exchange therefor a certificate representing the number of shares of common stock f Surviving Corporation into which its shares of the Merging Corporation shall have been converted as aforesaid.

     7. The directors and officers of Surviving Corporation on the effective date of the Merger shall continue to be the directors and officers of the Surviving Corporation.

     8. Upon the Merger, the separate existence of Merging Corporation shall cease and all the property, rights, privileges and other assets of every kind and description of Merging Corporation shall be transferred to, vested in and devolve upon Surviving Corporation without further act or deed and all
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property, rights and every other interest of Surviving Corporation and Merging
Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merging Corporation, respectively, prior to the Merger. All rights of creditors and all liens upon the property of either of Merging Corporation or Surviving Corporation shall be preserved, unimpaired, and all debts, liabilities and duties of the Merging Corporation shall henceforth acquire Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or commenced by it.

     9. This Agreement may be terminated and the Merger abandoned at any time prior to the effective date of the Merger and whether before or after approval of this Agreement by the board of directors or shareholders of either corporation.

     10. The effective date of the Merger is May 10, 1996 at 4:30 p.m. EST.
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     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                              FLUOR DANIEL ENVIRONMENTAL SERVICES, INC.

                              By:   /s/ David L. Myers
                                 ---------------------------------------
                                 Name:  David L. Myers
                                 Title: President

                              By:   /s/ Raymond M. Bukaty
                                 ---------------------------------------
                                 Name:  Raymond M. Bukaty
                                 Title: Assistant Secretary

                              GTI ACQUISITION CORPORATION

                              By:   /s/ Catherine L. Farrell
                                 ---------------------------------------
                                 Name:  Catherine L. Farrell
                                 Title: Vice President

                              By:   /s/ Brian D. Goldstein
                                 ---------------------------------------
                                 Name:  Brian D. Goldstein
                                 Title: Secretary

                              FLUOR DANIEL GTI, INC.
                              (formerly Groundwater Technology, Inc)

                              By:   /s/ Catherine L. Farrell
                                 ---------------------------------------
                                 Name:  Catherine L. Farrell
                                 Title: Vice President

                              By:   /s/ Brian D. Goldstein
                                 ---------------------------------------
                                 Name:  Brian D. Goldstein
                                 Title: Assistant Secretary